Exhibit 99.1
NEWS RELEASE	[CIGNA Logo]

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Wendell Potter / 215.761.4450 wendell.potter@cigna.com
INVESTOR CONTACT:	Greg Deavens / 215.761.6128 gregory.deavens@cigna.com

CIGNA FINALIZES SALE OF RETIREMENT BENEFITS
BUSINESS TO PRUDENTIAL FINANCIAL

PHILADELPHIA, April 1, 2004 – CIGNA Corporation (NYSE:CI) announced today that it has completed the sale of its retirement benefits business to Prudential Financial, Inc. (NYSE: PRU) for $2.1 billion in cash.

“With the completion of this transaction, we can devote all of CIGNA’s resources and attention to our health care and related benefits businesses,” said H. Edward Hanway, CIGNA chairman and chief executive officer. “We’re fully engaged in designing and delivering best-in-class health and related benefit solutions that enable employers to keep their benefits costs under control and help their employees stay healthy and productive.”

CIGNA expects to use the proceeds from the sale to support the growth of its health care and related benefits businesses, maintain or improve subsidiary and parent company ratings, ensure financial flexibility of the parent company, and return capital to investors by reducing corporate debt and repurchasing outstanding stock. The company plans to reinitiate its share repurchase program shortly.

The sale of the retirement business further strengthens CIGNA’s overall financial position and flexibility. As previously announced, in conjunction with this transaction the company expects certain rating agencies to reduce by one notch the financial strength rating of its primary operating subsidiary, Connecticut General Life Insurance Company. Connecticut General continues to be well capitalized with ratings that are appropriate to support its ongoing health care and related benefits businesses.

CIGNA Corporation (NYSE: CI) and its subsidiaries constitute one of the largest publicly owned providers of health care, disability, life and accident insurance benefits. Web site: http://www.cigna.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. Forward-looking statements in this press release include forward-looking information regarding, among other things, the use of proceeds from CIGNA’s sale of its retirement business and information regarding expected rating agency actions. You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increases in medical costs that are higher than anticipated in establishing premium rates in CIGNA’s health care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from legislative and regulatory challenges to, and new regulatory requirements imposed on, CIGNA’s health care business;
3.

challenges and risks associated with implementing the planned improvement initiatives in the health care operations, the organizational realignment and the reduction of overall CIGNA and health care cost structure, including that operational efficiencies and medical cost benefits do not emerge as expected;

4.

risks associated with pending and potential state and federal health care class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation challenging CIGNA’s businesses and the outcome of pending government proceedings;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA’s businesses;
6.	significantly greater than expected reductions in medical membership;
7.	significant changes in interest rates;
8.	downgrades in the financial strength ratings of CIGNA’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;
9.

limitations on the ability of CIGNA’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.

inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures and forward contracts and in matching such contracts to the underlying equity risk);

11.

adjustments to the reserve assumptions and other considerations (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA’s liabilities for reinsurance contracts that guarantee minimum death benefits under certain variable annuities;

12.	adjustments to the assumptions used in estimating CIGNA’s assets and liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;
13.

significant stock market declines, which could, among other things, result in increased pension expenses in CIGNA’s pension plan in future periods and the recognition of additional pension obligations;

14.

unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA’s operations and investments;
16.	changes in federal income tax laws; and
17.	risk factors detailed in CIGNA’s Form 10-K for the fiscal year ended December 31, 2003, including the Cautionary Statement in Management’s Discussion and Analysis.

This list of important factors is not intended to be exhaustive. There may be other risk factors that would preclude CIGNA from realizing the forward-looking statements. While CIGNA may periodically update this discussion of risk factors, CIGNA does not undertake to update any forward-looking statement that may be made by or on behalf of CIGNA prior to its next required filing with the Securities and Exchange Commission.